EXHIBIT 5.1

40 North Central Avenue Phoenix, Arizona 85004-4429

Our File Number: 34950-00009
March 31, 2006
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Re:     Registration Statement on Form S-8
Ladies and Gentlemen:
As legal counsel for FortuNet, Inc., a Nevada corporation (the “Company”), we are rendering this opinion in connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, of up to 725,000 shares of the Common Stock, $0.001 par value (“Common Stock”), of the Company that may be issued pursuant to the Company’s 2005 Stock Incentive Plan (the “2005 Plan”) and up to 100,000 shares of Common Stock of the Company that may be issued pursuant to the Company’s 2005 Stock Incentive Plan for Independent Directors (the “Independent Directors Plan ”).
We have examined all instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.
Based on such examination, we are of the opinion that the 725,000 shares of Common Stock that may be issued under the 2005 Plan and the 100,000 shares of Common Stock that may be issued pursuant to the Independent Directors Plan are duly authorized shares of the Company’s Common Stock, and, if, as and when issued against receipt of the consideration therefor in accordance with the provisions of the 2005 Plan and the Independent Directors Plan and in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Respectfully Submitted,
/s/ Lewis and Roca LLP
Lewis and Roca LLP